EXHIBIT 11.3
                            Schick Technologies, Inc.
                        Computation of Earnings Per Share

                                                                              Days        Weighted Average
                                                           Shares         Outstanding          Shares
                                                      -----------------------------------------------------
Nine months ended December 31, 1996
-----------------------------------

Earnings Per Share

  Shares outstanding at April 1, 1996                       7,052,870             274            7,052,870

  Issuance of common stock upon conversion of notes
  payable                                                      56,000             274               56,000
                                                               32,480             252               29,872
                                                               92,400             154               51,933
                                                              133,966             125               61,118
                                                               22,400             105               10,137
                                                               11,200              78                4,292
                                                               26,000                                7,971

  Issuance and sale of common stock                           424,953             154              238,842
                                                                2,800             148                1,512
                                                               42,442             124               19,208
                                                               14,000              78                3,985
                                                               33,600              14                1,717

  Shares issued as placement fee in private placement           2,520             154                1,416
                                                                3,450             124                1,561
                                                                1,568              78                  448
                                                                1,137              77                  320
                                                                                                ----------
  Weighted average shares outstanding                                                            7,543,199

  Net loss for the nine months ended December 31, 1996                                          $ (590,812)
                                                                                                ----------
  Loss per share                                                                                $    (0.08)
                                                                                                ----------
Earnings Per Share - assuming dilution

  Weighted average shares outstanding                                                            7,543,199

  Cheap stock consideration for stock, stock options
  and warrants issued during fiscal 1997                      885,792             120              387,938
                                                              549,591               6               12,035
                                                              548,026              24               48,002
                                                              399,806               1                1,459
                                                              379,882              19               26,342
                                                              369,920              26               35,102
                                                              335,707               1                1,225
                                                              334,854              14               17,109

  Options outstanding                                          50,400             274               50,400
                                                                                                ----------


  Weighted average shares outstanding - assuming dilution                                        8,122,811

  Net income for the nine months ended December 31, 1996
  -- assuming dilution                                                                          $ (567,446)
                                                                                                ----------

  Loss per share - assuming dilution                                                            $    (0.07)
                                                                                                ----------

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